UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2007

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Landry's Restaurants, Inc. (the "Company") announced today it has reached an agreement with a majority of the note holders to reinstate the 7.5% Senior Notes ("Senior Notes") whereby the interest rate under the Senior Notes will increase to 9.5%. The agreement also provides that both the Company and the note holders shall have an option at 18 months for the Company to redeem the bonds or for the note holders to call the bonds. Although the agreement was read into the record in the Court proceeding previously instituted by the Company, a formal written settlement agreement has not yet been executed, however, it is anticipated to be completed prior to August 29, 2007.

Item 8.01 Other Events.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

Item No. Description

99.1 Press Release dated August 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

August 20, 2007	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 20, 2007